Exhibit 4.313

DESCRIPTION OF THE REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES
EXCHANGE ACT OF 1934

DESCRIPTION OF THE EQUITY UNITS
The following is a summary of some of the terms of the Equity Units. This summary, together with the summaries of the terms of the purchase contracts, the purchase contract and pledge agreement and the Notes set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Senior Notes” below, contain a description of the material terms of the Equity Units, but are only summaries and are not complete. This summary is qualified by reference to all the provisions of the purchase contract and pledge agreement, the base indenture (as defined under “Description of the Remarketable Senior Notes—Ranking”), the supplemental indenture (as defined under “Description of the Remarketable Senior Notes—Ranking”), the Notes and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, which have been incorporated by reference as exhibits to the Annual Report on Form 10-K of which this exhibit forms a part. We encourage you to read these documents for additional information.
General
The Equity Units were issued in 2019 under the purchase contract and pledge agreement among us and The Bank of New York Mellon Trust Company, N.A., as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary. The Equity Units may be either Corporate Units or Treasury Units. The Equity Units initially consisted of 26,000,000 Corporate Units, each with a stated amount of $50.
Each Corporate Unit consists of:

•	a purchase contract under which

•
the holder will agree to purchase from us, and we will agree to sell to the holder, on November 1, 2022 (or if such day is not a business day, the following business day), which we refer to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•
we will pay the holder quarterly contract adjustment payments at the rate of 4.00% per year on the stated amount of $50, or $2.00 per year, subject to our right to defer such contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments,” and

either:

•
a 1/20, or 5%, undivided beneficial ownership interest in a $1,000 principal amount 2019 Series F 2.25% Remarketable Senior Note due 2025 issued by us, and under which we will pay to the holder 1/20, or 5%, of the interest payment on a $1,000 principal amount Note at the initial rate of 2.25%, or $22.50 per year per $1,000 principal amount of Notes, or

•
following a successful optional remarketing, the applicable ownership interest in a portfolio of U.S. Treasury securities, which we refer to as the “Treasury portfolio.” “Applicable ownership interest” means, with respect to the Treasury portfolio,

(1)
a 1/20, or 5%, undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and

(2)
for the scheduled interest payment occurring on the purchase contract settlement date, a .028125% undivided beneficial ownership interest in $1,000 face amount of U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in clauses (1) and (2) above. If the provisions set forth in this paragraph apply, references to “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in the Note or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to us through the collateral agent to secure the holders’ obligations to purchase our common stock under the related purchase contracts.
Creating Treasury Units by Substituting a Treasury Security for a Note
Each holder of 20 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 20 Treasury Units by substituting for a Note a zero-coupon U.S. Treasury security (for example, CUSIP No. 9128203T2) with a principal amount at maturity equal to $1,000 and maturing on October 31, 2022, which we refer to as a “Treasury security.” This substitution would create 20 Treasury Units and the Note would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because Treasury securities and Notes are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 20 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.
Each Treasury Unit will consist of:

•	a purchase contract under which

•
the holder will agree to purchase from us, and we will agree to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of our common stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

•
we will pay the holder quarterly contract adjustment payments at the rate of 4.00% per year on the stated amount of $50, or $2.00 per year, subject to our right to defer the contract adjustment payments; and

•	a 1/20, or 5%, undivided beneficial ownership interest in a Treasury security.
The term “blackout period” means the period (1) if we elect to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarketing until the settlement date of such optional remarketing or the date we announce that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.

The term “business day” means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the City of New York, New York are generally authorized or required by law, regulation or executive order to remain closed.
The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to us through the collateral agent to secure the holder’s obligation to purchase our common stock under the related purchase contracts.
To create 20 Treasury Units, a holder is required to:

•
deposit with the collateral agent a Treasury security that has a principal amount at maturity of $1,000 that matures on October 31, 2022, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 20 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited a Treasury security with the collateral agent, and requesting that the purchase contract agent instruct the collateral agent to release the related Note.

If the Corporate Units are in global form, a holder is required to comply with applicable depository procedures for the creation of Treasury Units.
Upon receiving instructions from the purchase contract agent and receipt of the Treasury security, the collateral agent will release the related Note from the pledge and deliver it to the purchase contract agent on behalf of the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Corporate Units;

•	transfer the related Note to the holder; and

•	deliver 20 Treasury Units to the holder.
If the Corporate Units are in global form, the purchase contract agent will transfer the related Notes and deliver Treasury Units in accordance with applicable depository procedures.
The Treasury security will be substituted for the Note and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Note thereafter will trade and be transferable separately from the Treasury Units.
Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”
Recreating Corporate Units

Each holder of 20 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury security held by the collateral agent a Note having a principal amount equal to $1,000. This substitution would recreate 20 Corporate Units and the applicable Treasury security would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because Treasury securities and Notes are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 20 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.

To recreate 20 Corporate Units, a holder is required to:

•
deposit with the collateral agent a Note having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and

•
transfer to the purchase contract agent 20 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a Note having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury security.

If the Treasury Units are in global form, a holder is required to comply with applicable depository procedures to recreate Corporate Units.
Upon receiving instructions from the purchase contract agent and receipt of the Note having a principal amount of $1,000, the collateral agent will promptly release the related Treasury security from the pledge and promptly instruct the securities intermediary to transfer such Treasury security to the purchase contract agent for distribution to the holder, free and clear of our security interest. The purchase contract agent then will:

•	cancel the 20 Treasury Units;

•	transfer the related Treasury security to the holder; and

•	deliver 20 Corporate Units to the holder.
If the Treasury Units are in global form, the purchase contract agent will transfer the related Treasury security and deliver the Corporate Units in accordance with applicable depository procedures.
The $1,000 principal amount Note will be substituted for the Treasury security and will be pledged to us through the collateral agent to secure the holder’s obligation to purchase shares of our common stock under the related purchase contracts. The Treasury security thereafter will trade and be transferable separately from the Corporate Units.
Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”
Payments on the Equity Units
Holders of Corporate Units and Treasury Units will receive quarterly contract adjustment payments payable by us at the rate of 4.00% per year on the stated amount of $50 per Equity Unit. We will make all contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment), commencing February 1, 2020. Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts—Termination” below), we will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts—Early Settlement” below). If the purchase contracts have been terminated, our obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units will receive quarterly cash distributions consisting of their pro rata share of interest payments on the Notes (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of 2.25% per year. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the Notes that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate Notes for as long as they hold the Notes.
We have the right to defer payment of quarterly contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments.”
Listing
The Corporate Units are listed on the NYSE under the symbol “DTP.” Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for a Note” or “—Recreating Corporate Units,” neither the Note or applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The Note or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or Notes are separately traded to a sufficient extent that the applicable exchange listing requirements are met, we may endeavor to cause the Treasury Units or Notes to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the NYSE. However, there can be no assurance that we will list the Treasury Units or the Notes.
Ranking
The Notes, which are included in the Equity Units, will be our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be issued under our base indenture and the supplemental indenture (each as defined under “Description of the Remarketable Senior Notes—Ranking”).
Our obligations with respect to contract adjustment payments will be subordinate in right of payment to our existing and future Senior Indebtedness (as defined in the indenture), including the Notes.
The Notes and our obligations with respect to contract adjustments payments will be structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of our subsidiaries.
Our subsidiaries are separate and distinct legal entities from us. Our subsidiaries have no obligation to pay any amounts due on the Notes or the purchase contracts or to provide us with funds to meet our respective payment obligations on the Notes or purchase contracts. Any payment of dividends, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. Our right to receive any assets of any of our subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the Notes or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if we are a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to that held by us. As of December 31, 2020, our subsidiaries have approximately $9 billion principal amount of indebtedness, which would be senior to our rights as creditors of those companies.
Voting and Certain Other Rights
Prior to the delivery of shares of common stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of our common stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a shareholder or other rights in respect of our common stock.
Agreed U.S. Federal Income Tax Treatment
Each beneficial owner of an Equity Unit, by purchasing a Corporate Unit, will be deemed to have agreed (unless otherwise required by any taxing authority) (1) to be treated as the owner of each of the purchase contract, the related Note and the applicable ownership interests in the Treasury portfolio or Treasury security, as the case may be, for U.S. federal, state and local income tax purposes, (2) to treat the Note as indebtedness for all U.S. federal, state and local tax purposes, and (3) to allocate, as of the issue date, 100% of the purchase price paid for the Corporate Units to its ownership interest in the Notes and 0% to each purchase contract, which will establish its initial tax basis in each purchase contract as $0 and the beneficial owner’s initial tax basis in the Note as $50. This position will be binding on each beneficial owner of each Equity Unit, but not on the IRS.
Repurchase of the Equity Units
We may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.
DESCRIPTION OF THE PURCHASE CONTRACTS
Purchase of Common Stock
Each purchase contract that is a component of a Corporate Unit or a Treasury Unit will obligate its holder to purchase, and us to issue and deliver, on November 1, 2022 (or if such day is not a business day, the following business day) (the “purchase contract settlement date”), for $50 in cash a number of shares of our common stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of common stock in the manner described below), in each case, unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of our common stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which we refer to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:

(1)
If the applicable market value of our common stock is equal to or greater than the “threshold appreciation price” of $157.50, the settlement rate will be 0.3175 shares of our common stock (we refer to this settlement rate as the “minimum settlement rate”).

Accordingly, if the applicable market value of our common stock is greater than the threshold appreciation price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be higher than the stated amount of $50 (the “stated amount”), assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(2)
If the applicable market value of our common stock is less than the threshold appreciation price but greater than the “reference price” of $126.00, the settlement rate will be a number of shares of our common stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.

Accordingly, if the applicable market value of our common stock is less than the threshold appreciation price, but greater than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.

(3)	If the applicable market value of our common stock is less than or equal to the reference price of $126.00, the settlement rate will be 0.3968 shares of our common stock, which is approximately equal to the stated amount divided by the reference price (we refer to this settlement rate as the “maximum settlement rate”).
Accordingly, if the applicable market value of our common stock is less than the reference price, the aggregate market value of the shares of common stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the common stock. If the market price of the common stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the common stock on the purchase contract settlement date is the same as the applicable market value of the common stock.
The threshold appreciation price is $157.50, which is approximately equal to $50 divided by the minimum settlement rate, and represents appreciation of approximately 25% over the reference price.
If a holder elects to settle his/her purchase contract early in the manner described under “—Early Settlement,” the number of shares of our common stock issuable upon settlement of such purchase contract will be 0.3175, the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” If a holder elects to settle his/her purchase contract early upon a fundamental change, the number of shares of our common stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.” We refer to the minimum settlement rate and the maximum settlement rate as the “fixed settlement rates.”
The “applicable market value” means, as determined by us, the average volume-weighted average price, or VWAP, of our common stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of our common stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which our common stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page DTE <EQUITY> AQR (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us).
A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which our common stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event.
A “market disruption event” means any of the following events:

•
any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which our common stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to our common stock or in futures or options contracts relating to our common stock on the relevant exchange or quotation system; or

•
any event (other than a failure to open or, except for purposes of determining VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which our common stock is listed or admitted for trading (or for purposes of determining VWAP any period or periods prior to 1:00 p.m. New York City time aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, our common stock on the relevant exchange or quotation system or futures or options contracts relating to our common stock on any relevant exchange or quotation system; or

•
the failure to open of the principal exchange or quotation system on which futures or options contracts relating to our common stock are traded or, except for purposes of determining VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.

If a market disruption event occurs on any scheduled trading day during the market value averaging period, we will notify investors on the calendar day on which such event occurs.
If 20 trading days for our common stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of our common stock for each of the remaining trading days will be the VWAP of our common stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
The “closing price” per share of our common stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of our common stock on the principal U.S. securities exchange on which our common stock is listed, or if our common stock is not so listed on a U.S. securities exchange, the average of the last quoted bid and ask prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of our common stock on that date as determined by a nationally recognized independent investment banking firm retained by us for this purpose.
We will not issue any fractional shares of our common stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share, multiplied by the closing price of our common stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding an early settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time more than one purchase contract, then the number of shares of our common stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered.
Unless:

•
a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change”;

•	a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash”; or

•	an event described under “—Termination” has occurred;
then, on the purchase contract settlement date,

•
in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “—Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts;

•
in the case of Corporate Units where the Treasury portfolio or cash has replaced the Notes as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;

•
in the case of Corporate Units where the Notes have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase our common stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and

•
in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase our common stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.

The common stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. We will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of our common stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.
Prior to the settlement of a purchase contract, the shares of our common stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract.
By purchasing a Corporate Unit or a Treasury Unit, a holder will be deemed to have, among other things:

•
irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;

•
agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;

•
consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in Notes, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest,” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and

•
agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the Notes, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above.

Remarketing
We have agreed to enter into a remarketing agreement with one or more remarketing agents, the “remarketing agent,” no later than 20 days prior to the first day of the final remarketing period or, if we elect to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period.

During a blackout period that relates to each remarketing period:

•	holders may not settle a purchase contract early;

•	holders may not create Treasury Units; and

•	holders may not recreate Corporate Units from Treasury Units.
We refer to each of an “optional remarketing” and a “final remarketing” as a “remarketing.” In a remarketing, the Notes that are a part of Corporate Units whose holder has not elected to settle the purchase contract through payment of separate cash (in the case of a final remarketing), and any separate Notes whose holders have elected to participate in the remarketing, as described under “Description of the Remarketable Senior Notes—Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed.
In consultation with the remarketing agent and without the consent of any holders of Notes, we may elect in connection with a remarketing (but shall not be required to elect) to:

•	move up the maturity date of the Notes to a date earlier than November 1, 2025, but not earlier than November 1, 2024;

•	reset the interest rate on the Notes as described below and under “Description of the Remarketable Senior Notes—Interest Rate Reset” below; and

•
remarket the Notes as fixed-rate notes or floating-rate notes and, in the case of floating-rate notes, provide that the interest on the Notes will be equal to an interest rate index determined by us plus a spread determined by the remarketing agent, in consultation with us, in which case interest on the Notes may be calculated on the basis of a 365 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate notes bearing interest at a rate based on such interest rate index).

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the settlement date of the remarketing, and will apply to all Notes, whether or not included in the remarketing. See “Description of the Remarketable Senior Notes—Remarketing.” If we conduct an optional remarketing that is not successful, we may make different elections for the final remarketing period.

In order to remarket the Notes, the remarketing agent, in consultation with us, may reset the interest rate on the Notes (either upward or downward) or, if the Notes are remarketed as floating-rate notes, determine the interest rate spread applicable to the Notes, in order to produce the required price in the remarketing, as discussed under “—Optional Remarketing” and “—Final Remarketing” below. The Notes will not be redeemable at our option after a successful remarketing (in which case the provisions described under “Description of the Remarketable Senior Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the Notes).
We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the Notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).
We will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose Notes are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.
Optional Remarketing
Unless a termination event has occurred, we may elect, at our option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the Notes over a period selected by us that begins on or after July 28, 2022 (the second business day immediately preceding the last interest payment date prior to the purchase contract settlement date) and ends any time on or before October 13, 2022 (the eighth calendar day immediately preceding the first day of the final remarketing period). We refer to this period as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the Notes are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units and any separate Notes whose holders have elected to participate in the optional remarketing, as described under “Description of the Remarketable Senior Notes—Remarketing of the Notes That Are Not Included in Corporate Units,” will be remarketed. If we elect to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes that results in proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate Notes purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with us, reset the interest rate on the Notes remarketed as fixed-rate notes, or determine the interest rate spread for the Notes remarketed as floating-rate notes, as described under “Description of the Remarketable Senior Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of our election to conduct an optional remarketing no later than five business days prior to the date we begin the optional remarketing. In such notice, we will set forth the dates of such optional remarketing, applicable procedures for holders of separate Notes to participate in the optional remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, and any elections we have made in connection with such remarketing.
An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the Notes for a price of at least 100% of the Treasury portfolio purchase price and the separate Notes purchase price.
Following a successful optional remarketing of the Notes, on the optional remarketing settlement date (as defined below), the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the Notes underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the proceeds attributable to the separate Notes sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date pro rata to the holders of such separate Notes.

If we elect to conduct an optional remarketing and the remarketing is successful:

•
settlement with respect to the remarketed Notes will occur on the third business day following the optional remarketing date, unless the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, in which case settlement will occur on the fourth business day following the optional remarketing date (we refer to such settlement date as the “optional remarketing settlement date”);

•
the interest rate on the Notes will be reset or, if we remarketed the Notes as floating-rate notes, the interest rate spread will be determined, by the remarketing agent in consultation with us on the optional remarketing date and will become effective on the optional remarketing settlement date;

•	except in the case when the Notes are remarketed as floating-rate notes, interest on the Notes will be payable semi-annually;

•
the Notes will cease to be redeemable at our option, and the provisions described under “Description of the Remarketable Senior Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the Notes;

•	the other modifications to the terms of the Notes, as described under “—Remarketing,” will become effective;

•
after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and

•
you may no longer create Treasury Units, recreate Corporate Units from Treasury Units or cash settle your obligation under the purchase contract (as described below under “—Notice to Settle with Cash”).

If we do not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the Notes will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the Notes during the final remarketing period.
For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary U.S. government securities dealer in New York City to the quotation agent selected by us between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.
Following a successful optional remarketing and receipt of the proceeds, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:

•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Notes underlying the undivided beneficial ownership interests in Notes included in the Corporate Units on the optional remarketing date; and

•
U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Notes underlying the undivided beneficial ownership interests in Notes included in the Corporate Units on the optional remarketing date.

If U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references in this prospectus supplement to a “Treasury security” and “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.
The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in Notes that are components of the Corporate Units and the portion of the Treasury portfolio described in the first bullet above will be pledged to us through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase common stock under the purchase contract. In addition, proceeds from the portion of the Treasury portfolio described in the second bullet, which will equal the interest payment (assuming no reset of the interest rate) that would have been paid on the Notes that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.
If we elect to remarket the Notes during the optional remarketing period and a successful remarketing has not occurred on or prior to October 13, 2022, notice of the failed remarketing will be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. We will similarly cause a notice of a successful remarketing of the Notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.
On each business day during any optional remarketing period, we have the right in our sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, we have the right to postpone any optional remarketing in our sole and absolute discretion.
Final Remarketing
Unless a termination event or a successful optional remarketing has previously occurred, we will remarket the Notes during the five business day period ending on, and including, October 27, 2022 (the third business day immediately preceding the purchase contract settlement date). We refer to this period as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the Notes are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the Notes that are a part of Corporate Units whose holder has not elected to settle the purchase contract through payment of separate cash and any separate Notes whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the Notes to be remarketed that results in proceeds of at least 100% of the principal amount of all the Notes offered in the remarketing. To obtain that price, the remarketing agent, in consultation with us, may reset the interest rate on the Notes if the Notes are remarketed as fixed-rate notes, or determine the interest rate spread on the Notes if the Notes are remarketed as floating-rate notes, as described under “Description of the Remarketable Senior Notes—Interest Rate Reset.” We will request that the depository notify its participants holding Corporate Units, Treasury Units and separate Notes of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, we will set forth the dates of the final remarketing period, applicable procedures for holders of separate Notes to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early or settle with separate cash and any other applicable procedures, including the procedures that must be followed by a holder of separate Notes in the case of a failed remarketing if a holder of separate Notes wishes to exercise its right to put its Notes to us as described below and under “Description of the Remarketable Senior Notes—Put Option upon Failed Remarketing” and any elections we have made in connection with such remarketing. We have the right to postpone the final remarketing in our sole and absolute discretion on any day prior to the last three business days of the final remarketing period.
A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the Notes for a price of at least 100% of the aggregate principal amount of all the Notes offered in the remarketing.
If the final remarketing is successful:

•	settlement with respect to the remarketed Notes will occur on the purchase contract settlement date;

•
the interest rate of the Notes will be reset or, if the Notes were remarketed as floating-rate notes, the interest rate spread will be determined, by the remarketing agent in consultation with us, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Remarketable Senior Notes—Interest Rate Reset” below;

•	except in the case when the Notes are remarketed as floating-rate notes, interest on the Notes will be payable semi-annually;

•
the Notes will cease to be redeemable at our option, and the provisions described under “Description of the Remarketable Senior Notes—Redemption at Our Option” and “—Redemption Procedures” will no longer apply to the Notes;

•	the other modifications to the terms of the Notes, as described under “—Remarketing,” will become effective;

•
holders may no longer (i) create Treasury Units, (ii) recreate Corporate Units from Treasury Units or (iii) cash settle your obligation under the purchase contract if such election was not made prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period (as described under “—Notice to Settle with Cash” below); and

•
the collateral agent will remit the portion of the proceeds it receives equal to the total principal amount of the Notes underlying the Corporate Units to us to satisfy in full the Corporate Unit holders’ obligations to purchase common stock under the related purchase contracts, any excess proceeds attributable to Notes underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such Notes and proceeds from the final remarketing attributable to the separate Notes remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate Notes.

Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement, or there has been a successful optional remarketing, each Corporate Unit holder has the option at any time on or after the date we give notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “—Notice to Settle with Cash.” The Notes of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. Separately, if the final remarketing is a failed remarketing (as defined below), holders of Corporate Units may also elect to settle their purchase contracts with separate cash prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, as described below. In addition, holders of Notes that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Remarketable Senior Notes—Remarketing of Notes That Are Not Included in Corporate Units.”

If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the Notes during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of the Notes offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all Notes will have the right to put their Notes to us for an amount equal to the principal amount of their Notes (the “put price”). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the Securities and Exchange Commission of all material related to the remarketing required to be filed by us, the truth and correctness of certain representations and warranties made by us in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent, and the receipt by the remarketing agent of customary “comfort letters” from our auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to the Notes underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “—Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 20 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related Notes underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. Unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder’s obligations to pay the aggregate purchase price for the shares of our common stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and we will deliver to the holder our common stock pursuant to the related purchase contracts.
If a successful final remarketing has not occurred on or prior to October 27, 2022 (the last day of the final remarketing period), we will cause a notice of the failed remarketing of the Notes to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.
Early Settlement
Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period. An early settlement may be made only in integral multiples of 20 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the Notes as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 32,000 Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:

•	$50 times the number of purchase contracts being settled; plus

•
if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless we have elected to defer the contract adjustment payments payable on such contract adjustment payment date.

So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by applicable depository procedures and standing arrangements between the depository and the purchase contract agent.
The early settlement right is also subject to the condition that, if required under U.S. federal securities laws, we have a registration statement under the Securities Act in effect with respect to the shares of common stock and other securities, if any, deliverable upon settlement of a purchase contract. We have agreed that, if such a registration statement is required, we will use our commercially reasonable efforts to (1) have a registration statement in effect covering those shares of common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, we will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.
Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” we will sell, and the holder will be entitled to buy, the minimum settlement rate of 0.3175 shares of our common stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “—Reorganization Events” below) for each purchase contract being settled (regardless of the market price of our common stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. We will cause, on the third business day after the applicable early settlement date, (1) the shares of our common stock to be issued and (2) the related Notes or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement, and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.
If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.
Early Settlement Upon a Fundamental Change
If a “fundamental change” (as defined below) occurs prior to the 20th business day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, other than during a blackout period and subject to certain conditions described in this prospectus supplement, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value equaled the stock price (as defined below), plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”). We refer to this right as the “fundamental change early settlement right.”
We will provide each of the holders and the purchase contract agent with a notice of the completion of a fundamental change within 10 business days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 10 days after the date of the notice but no later than the earlier of 20 days after the date of such notice and one business day prior to the purchase contract settlement date, on which date we will deliver shares of our common stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, (3) the applicable settlement rate and number of make-whole shares, (4) the amount and kind (per share of common stock) of the cash, securities and other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, a holder must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, during the period beginning on the date we deliver notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the third business day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.
A “fundamental change” will be deemed to have occurred if any of the following occurs:

(1)
a “person” or “group” within the meaning of Section 13(d) of the Exchange Act has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of our common stock representing more than 50% of the voting power of our common stock;

(2)
(A) we are involved in a consolidation with or merger into any other person, or any merger of another person into us, or any other similar transaction or series of related transactions, in each case, in which 90% or more of the outstanding shares of our common stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) (the “listed stock condition”) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of our consolidated assets to any person other than one of our subsidiaries;

(3)	our common stock ceases to be listed on at least one of the NYSE, the NASDAQ Global Select Market and the NASDAQ Global Market (or any of their respective successors); or

(4)	our shareholders approve our liquidation, dissolution or termination.
If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change exercise period (or, in the case of a transaction that would have been a fundamental change but for the inapplicability of the listed stock condition in clause (2)(A) of the definition of “fundamental change,” following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.

If a holder exercises the fundamental change early settlement right, we will deliver on the fundamental change early settlement date for each purchase contract with respect to which such holder has elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, we will pay the holder the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and we are not deferring the related contract adjustment payment, in which case we will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. Such holder will also receive on the fundamental change early settlement date the Notes or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which such holder is effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If a holder do not elect to exercise your fundamental change early settlement right, his/her Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.
We have agreed that, if required under the U.S. federal securities laws, we will use our commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the common stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), we will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until we have publicly disclosed such transaction or development; provided that we will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the fourth business day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. If, but for the proviso contained in the immediately preceding sentence, the fundamental change early settlement date would occur on or after the purchase contract settlement date, we will deliver to any holder of purchase contracts on the purchase contract settlement date the applicable number of make-whole shares in addition to a number of shares equal to the settlement rate, determined as if the applicable market value were equal to the relevant stock price.
Unless the Treasury portfolio has replaced the Notes as a component of the Corporate Units as result of a successful remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20 Corporate Units. If the Treasury portfolio has replaced the Notes as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 32,000 Corporate Units.
A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
Calculation of Make-Whole Shares. The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be calculated by us and will be determined by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•
in the case of a fundamental change described in clause (2) above where the holders of our common stock receive only cash in the fundamental change, the cash amount paid per share of our common stock; or

•	otherwise, the average of the closing prices of our common stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

Effective Date	$45.00	$65.00	$85.00	$105.00	$126.00	$140.00	$157.50	$190.00	$225.00	$260.00	$295.00	$330.00	$365.00	$400.00
November 1, 2019	0.0933	0.0634	0.0450	0.0259	0.0000	0.0278	0.0518	0.0329	0.0231	0.0184	0.0156	0.0136	0.0120	0.0108
November 1, 2020	0.0632	0.0431	0.0312	0.0171	0.0000	0.0188	0.0414	0.0228	0.0153	0.0122	0.0105	0.0092	0.0081	0.0073
November 1, 2021	0.0321	0.0219	0.0164	0.0092	0.0000	0.0095	0.0283	0.0110	0.0073	0.0061	0.0053	0.0046	0.0041	0.0037
November 1, 2022	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.
Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”
The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:

•
if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;

•
if the stock price is in excess of $400.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and

•
if the stock price is less than $45.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.

Notice to Settle with Cash
Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, with the completed “Notice to Settle with Cash” form at any time on or after the date we give notice of a final remarketing and prior to 4:00 p.m.,

New York City time on the second business day immediately preceding the first day of the final remarketing period. Separately, unless a termination event has occurred or a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, if there is a failed final remarketing, a holder of Corporate Units may settle the related purchase contract with separate cash (in lieu of exercising its put right with respect to the Notes as described in “Description of the Remarketable Senior Notes—Put Option upon Failed Remarketing” below) by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, with the completed “Notice to Settle with Cash” form at any time on or after the date we give notice of the failed final remarketing and prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date.
Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 20 Corporate Units.
The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if such cash settlement is in connection with a failed final remarketing, on the first business day immediately preceding the purchase contract settlement date.
Upon receipt of the cash payment, the related Note will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of our common stock on the purchase contract settlement date.
If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its Notes in the final remarketing, or to have exercised its put right (as described under “—Remarketing” above), in each case, as applicable.
Any cash received by the collateral agent upon cash settlement may, upon our written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to us on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to us in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.
Contract Adjustment Payments
Contract adjustment payments in respect of Corporate Units and Treasury Units will be fixed at a rate per year of 4.00% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments will accrue from the date of issuance of the purchase contracts and will be payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 2020.
Contract adjustment payments will be payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 15th day of the month immediately preceding the month in which the relevant payment date falls (whether or not a business day). These distributions will be paid through the purchase contract agent, which will hold amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units. Subject to any applicable laws and regulations, each such payment will be made as described under “Certain Provisions of the Purchase Contract and Pledge Agreement—Book-Entry System.”
If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.
For the avoidance of doubt, subject to our right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date. However, the holder will be required to pay us an amount equal to the contract adjustment payments payable on such contract adjustment payment date upon early settlement of its purchase contract where the early settlement date occurs during the period from the close of business on the record date preceding such contract adjustment payment date to the opening of business on such contract adjustment payment date, as described above under “—Early Settlement.”
Our obligations with respect to contract adjustment payments will be subordinated and junior in right of payment to our obligations under any of our Senior Indebtedness (as defined in the indenture) and will rank junior to the Notes.

We may, at our option and upon prior written notice of at least one business day before the record date to the purchase contract agent and the holders, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).
Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 6.25% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. We refer to additional contract adjustment payments that accrue on deferred contract adjustment payments as “compounded contract adjustment payments.” We may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, we must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to us), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.
If we exercise our option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, we will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of our capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of our debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by us of securities of any of our subsidiaries if our guarantee ranks on parity with, or junior to, the contract adjustment payments.
The restrictions listed above do not apply to:

(a)
purchases, redemptions or other acquisitions of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of our obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring us to purchase, redeem or acquire our capital stock;

(b)
any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of our capital stock, or the exchange or conversion of all or a portion of one class or series of our capital stock, for another class or series of our capital stock;

(c)
the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of our capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(d)
dividends or distributions paid or made in our capital stock (or rights to acquire our capital stock), or repurchases, redemptions or acquisitions of capital stock in exchange for capital stock and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;

(e)
redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a shareholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;

(f)
payments on any trust preferred securities, subordinated debentures, junior subordinated debentures or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, we will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or

(g)
any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause us to breach the terms of the instrument governing such parity or junior securities.

Anti-dilution Adjustments
Each fixed settlement rate will be subject to the following adjustments:

(1)
Stock Dividends. If we pay or make a dividend or other distribution on our common stock in common stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination and the denominator will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.

If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(2)
Stock Purchase Rights. If we issue to all or substantially all holders of our common stock rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, share purchase or similar plan), entitling them to subscribe for or purchase shares of our common stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of our common stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock which the aggregate consideration expected to be received by us upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of our common stock outstanding at the close of business on the date fixed for such determination plus the number of shares of our common stock so offered for subscription or purchase.

If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of common stock are delivered or issued pursuant to such rights, options, warrants or other securities), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of common stock actually delivered.
For purposes of this clause (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of the common stock at a price per share of our common stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by us for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by our board of directors.

(3)
Stock Splits; Reverse Splits; and Combinations. If outstanding shares of our common stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of our common stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.

(4)
Debt, Asset or Security Distributions. If we, by dividend or otherwise, distribute to all or substantially all holders of our common stock evidences of our indebtedness, assets or securities or any rights, options or warrants (or similar securities) to subscribe for, purchase or otherwise acquire evidences of our indebtedness, other assets or property or other securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph) and any dividend paid in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours in the case of a spin-off referred to below, or dividends or distributions referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution shall be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which shall be the current market price of our common stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock and the denominator of which shall be such current market price.

Notwithstanding the foregoing, if the then fair market value (as determined in good faith by our board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of our common stock exceeds the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such dividend or distribution.
In the case of the payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of ours, which are or will, upon issuance, be listed on a U.S. securities exchange or quotation system, which we refer to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:

•	each fixed settlement rate by

•
a fraction, the numerator of which is the current market price of our common stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of common stock.

The adjustment to the fixed settlement rates under the preceding paragraph will occur on:

•	the 10th trading day from and including the effective date of the spin-off; or

•
if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.

For purposes of this section, “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.
Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of our common stock means the average of the closing sale prices of those securities on the principal U.S. securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of our common stock means the average of the closing sale prices of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.
If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of our common stock means the closing sale price of our common stock on the principal U.S. securities exchange or quotation system on which our common stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.
If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(5)
Cash Distributions. If we, by dividend or otherwise, make distributions to all or substantially all holders of our common stock exclusively in cash during any quarterly period in an amount that exceeds $1.0125 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend,” which shall be adjusted proportionally for any change in frequency of our regular dividends), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:

•	each fixed settlement rate by

•	a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.
Notwithstanding the foregoing, if (x) the amount by which the per share amount of the cash distribution exceeds the reference dividend exceeds (y) the current market price of our common stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of our common stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.
The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.

If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date our board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.

(6)
Tender and Exchange Offers. In the case that a tender offer or exchange offer made by us or any subsidiary for all or any portion of our common stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of our common stock that exceeds the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which we refer to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:

•	each fixed settlement rate by

•
a fraction (1) the numerator of which will be equal to (a) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (b) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance by us of purchased shares (as defined below)), and (2) the denominator of which will be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (i) the number of shares of our common stock outstanding (including any tendered or exchanged shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such actually validly tendered or exchanged shares, up to any maximum acceptance amount specified by us in the terms of the tender offer or exchange offer, being referred to as the “purchased shares”).

For purposes of paragraphs (2) and (4) (except as otherwise expressly provided therein with respect to spin-offs) above, the “current market price” per share of our common stock or any other security on any day means the average VWAP of our common stock or such other security on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of paragraph (5) above, the “current market price” per share of our common stock means the closing price of our common stock on the trading day immediately preceding the ex date for the relevant cash dividend or distribution. For purposes of paragraph (6) above, the “current market price” per share of our common stock means the closing price of our common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term “ex date,” when used with respect to any issuance or distribution on our common stock or any other security, means the first date on which our common stock or such other security, as applicable, trades, regular way, on the principal U.S. securities exchange or quotation system on which our common stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or system (in the form of due bills or otherwise) as determined by such exchange or system.
We currently do not have a shareholders rights plan with respect to our common stock. To the extent that we have a shareholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of our common stock in effect upon settlement of a purchase contract, you will receive, in addition to the common stock issuable upon settlement of any purchase contract, the related rights for the common stock under the shareholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the shareholder rights plan.
Unless made pursuant to a bona fide, reasonable anti-dilution formula, a holder may be treated as receiving a constructive distribution from us for U.S. federal income tax purposes with respect to the purchase contract if the fixed settlement rates are adjusted (or fail to be adjusted) and, as a result of the adjustment (or failure to adjust), such holder’s proportionate interest in our assets or earnings and profits is increased. For example, if the fixed settlement rate is adjusted as a result of a distribution that is taxable to the holders of our common stock, such as a cash dividend, a holder may be deemed to have received a “constructive distribution” of our stock. Thus, under certain circumstances, an adjustment to the fixed settlement rates might give rise to a taxable dividend to such holder even though he/she will not receive any cash in connection with such adjustment. In addition, non-U.S. holders may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal withholding tax.
In addition, we may increase the fixed settlement rates if our board of directors deems it advisable to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.
Adjustments to the fixed settlement rates will be calculated by us to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than the time at which we are required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.
No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of our common stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of common stock participate in the transaction.

The fixed settlement rates will not be adjusted (subject to our right to increase them if our board of directors deems it advisable as described in the third preceding paragraph):

•
upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;

•
upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;

•
upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;

•	for a change in the par value or no par value of the common stock; or

•	for accumulated and unpaid contract adjustment payments.
We will, as promptly as practicable after a fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units and the purchase contract agent.
If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.
If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the 20 scheduled trading-day period during which the applicable market value is calculated or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which we deliver shares of our common stock under the related purchase contract, we will make appropriate adjustments to the fixed settlement rates and/or the number of shares of our common stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, we will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.
Reorganization Events
The following events are defined as “reorganization events”:

•
any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);

•
any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of our common stock are exchanged for cash, securities or other property;

•	any statutory exchange of the common stock of the Company with another corporation (other than in connection with a merger described in the first bullet above); and

•	any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “—Termination”).
Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and we shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of our common stock that we would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of our common stock by a holder of common stock that is not a person with which we are consolidated or into which we are merged or which merged into us or to which such sale or transfer was made, as the case may be (we refer to any such person as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of common stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of our common stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make an election or (y) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock.
In the event of such a reorganization event, the person formed by such consolidation or merger or the person that acquires our assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “—Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.
In connection with any reorganization event, we will also adjust the reference dividend based on the number of shares of common stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.
Termination
The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of us and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of our common stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).
Upon any termination event, the Equity Units will represent the right to receive the Notes underlying the undivided beneficial interest in the Notes, applicable ownership interests in the Treasury portfolio, or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, we will promptly give the purchase contract agent, the collateral agent and the holders written notice of such termination event and the collateral agent will release the related interests in the Notes, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the Notes, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive Notes in an aggregate principal amount that is not an integral multiple of $1,000, we will issue upon request of the purchase contract agent Notes in denominations of $50 and integral multiples thereof in exchange for Notes in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the U.S. Bankruptcy Code, such delay may occur as a result of the automatic stay under the U.S. Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the Notes will be subject to the equitable jurisdiction and powers of the bankruptcy court.

A “termination event” means any of the following events with respect to the Company:

(1)
at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the U.S. Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;

(2)
at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or

(3)
at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the U.S. Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

Pledged Securities and Pledge
The undivided beneficial ownership interests in the Notes, or, following a successful optional remarketing, the applicable ownership interests in the Treasury portfolio (as described under the first bullet of the definition of “Treasury portfolio”), that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” will be pledged to the collateral agent for our benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of our common stock under the related purchase contracts. The rights of the holders of the Corporate Units and Treasury Units with respect to the pledged securities will be subject to our security interest therein. No holder of Corporate Units or Treasury Units will be permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:

•
in the case of Corporate Units, to substitute a Treasury security for the related Note, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for a Note;”

•	in the case of Treasury Units, to substitute a Note for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units;” and

•	upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.
Subject to our security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the Notes as a component of the Corporate Unit), will be entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related Notes (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the Notes as a component of the Corporate Units), will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. We will have no interest in the pledged securities other than our security interest.
Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent will distribute such payments to the purchase contract agent, which in turn will distribute those payments to the holders in whose names the Corporate Units or Treasury Units are registered at the close of business on the record date for the distribution.

CERTAIN PROVISIONS OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT
General
Except as described under “—Book-Entry System” below, payments on the Corporate Units and Treasury Units will be payable, the purchase contracts will be settled, and transfers of the Corporate Units and Treasury Units will be registrable at, the office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. In addition, if the Corporate Units or Treasury Units do not remain in book-entry form, we will make payments on the Corporate Units and Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or, if the holder timely so requests, by a wire transfer to the account designated by the holder by a prior written notice.
Shares of common stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the U.S. Bankruptcy Code, as described under “Description of the Purchase Contracts—Termination”) at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York, upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.
If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of common stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the purchase contract agent and us.
If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders, and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.
No service charge will be made for any registration of transfer or exchange of the Corporate Units or Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.
The purchase contract agent will have no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.

Modification
The purchase contract and pledge agreement will contain provisions permitting us, the purchase contract agent and the collateral agent, to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:

•	to evidence the succession of another person to our obligations;

•	to add to the covenants for the benefit of holders or to surrender any of our rights or powers under the purchase contract and pledge agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent or securities intermediary;

•	to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and

•
to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units; it being understood that any amendment made to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet will be deemed not to adversely affect the interests of the holders.

The purchase contract and pledge agreement will contain provisions allowing us, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:

•	subject to our right to defer contract adjustment payments, change any payment date;

•	impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);

•
except as required pursuant to any anti-dilution adjustment, reduce the number of shares of our common stock purchasable under a purchase contract, increase the purchase price of the shares of our common stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or remarketing agreement in any respect;

•	increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•	impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;

•
reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or

•
reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.

However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.
No Consent to Assumption
Each holder of a Corporate Unit or a Treasury Unit will be deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the U.S. Bankruptcy Code or otherwise, of the related purchase contracts by us, our receiver, liquidator or trustee or person or entity performing similar functions in the event that we become a debtor under the U.S. Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.
Consolidation, Merger and Conveyance of Assets as an Entirety
We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing entity, or the successor entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of our responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the indenture by one or more supplemental agreements in form satisfactory to the purchase contract agent, the collateral agent and the indenture trustee, executed and delivered to the purchase contract agent, the collateral agent and the indenture trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.
In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for us, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any) as us and (other than in the case of a lease) we shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).
Title
We, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above), settling the related purchase contracts and for all other purposes.
Replacement of Equity Unit Certificates
In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by us at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in the Borough of Manhattan, The City of New York. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by us at the expense of the holder upon delivery to us and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to us and the purchase contract agent. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity satisfactory to the purchase contract agent and us may be required at the expense of the holder before a replacement certificate will be issued.

Notwithstanding the foregoing, we will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement will provide that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity described above, will, in the case of the purchase contract settlement date, deliver the shares of common stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.
Governing Law
The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement will be governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).
Information Concerning the Purchase Contract Agent
The Bank of New York Mellon Trust Company, N.A. (or its successor) is the purchase contract agent. The purchase contract agent will act as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent will not be obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement.
The purchase contract and pledge agreement will contain provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also will contain provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
In addition to serving as the purchase contract agent and collateral agent, as described below, The Bank of New York Mellon Trust Company, N.A. will serve as the custodial agent and securities intermediary under the purchase contract and pledge agreement and as the “indenture trustee” for the Notes. We and certain of our affiliates maintain banking and credit relationships with The Bank of New York Mellon Trust Company, N.A. The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.
Information Concerning the Collateral Agent
The Bank of New York Mellon Trust Company, N.A. (or its successor) will be the collateral agent. The collateral agent will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.
The purchase contract and pledge agreement will contain provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also will contain provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
Miscellaneous
The purchase contract and pledge agreement will provide that we will, at all times prior to the purchase contract settlement date, reserve and keep available, free from preemptive rights, out of our authorized but unissued common stock the maximum number of shares of our common stock issuable against payment (including the maximum number of make-whole shares issuable upon a fundamental change early settlement) in respect of all purchase contracts included in the Corporate Units or Treasury Units evidenced by the outstanding certificates.
The purchase contract and pledge agreement provides that we will indemnify the purchase contract agent and pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. We will not be responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity reasonably satisfactory to the purchase contract agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
The purchase contract and pledge agreement also provides that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any Notes owed pursuant to such holder’s applicable ownership interests in Notes or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of our common stock under the purchase contracts constituting part of any Equity Unit held by such holder.
Book-Entry System
The Depository Trust Company, or DTC, which we refer to along with its successors in this capacity as the “depository,” acts as securities depository for the Corporate Units and Treasury Units. The Corporate Units and Treasury Units were issued only as fully registered securities registered in the name of Cede & Co., the depository’s nominee, or such other name as may be requested by an authorized representative of DTC. One or more fully registered global security certificates, representing the total aggregate number of Corporate Units and Treasury Units, were issued and deposited with the depository or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer referred to below.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the Corporate Units and Treasury Units so long as the Corporate Units and Treasury Units are represented by global security certificates.
If (1) the depository notifies us that it is unwilling or unable to continue its services as depository and no successor depository has been appointed within 90 days after our receipt of such notice; (2) the depository ceases to be a clearing agency registered under the Exchange Act when the depository is required to be so registered and we receive notice of such cessation, and no successor depository has been appointed within 90 days after our receipt of such notice or our becoming aware of such cessation; or (3) any Event of Default (as defined in “Description of the Remarketable Senior Notes—Events of Default”) has occurred and is continuing or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the Notes, or we have failed to perform any of our obligations under the purchase contract and pledge agreement, the Corporate Units, the Treasury Units or the purchase contracts, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate, then (x) we will prepare definitive certificates with respect to such Corporate Units or Treasury Units, as applicable, and will deliver such certificates to the purchase contract agent and (y) upon surrender of the global security certificates representing Corporate Units or Treasury Units by the depository, accompanied by registration instructions, we will cause definitive certificates to be delivered to the beneficial owners in accordance with instructions provided by the depository. We and the purchase contract agent will not be liable for any delay in delivery of such instructions and may conclusively rely on, and will be authorized and protected in relying on, such instructions. Each definitive certificate so delivered will evidence Corporate Units or Treasury Units, as applicable, of the same kind and tenor as the global security certificate so surrendered in respect thereof. With respect to the Corporate Units and the Treasury Units, this paragraph replaces the antepenultimate and penultimate paragraphs of the “Book-Entry Securities” section of the accompanying prospectus in their entirety.
As long as the depository or its nominee is the registered owner of the global security certificates, the depository or its nominee, as the case may be, will be considered the sole owner and holder of the global security certificates and all Corporate Units and Treasury Units represented by these certificates for all purposes under the Corporate Units, Treasury Units and the purchase contract and pledge agreement. Except in the limited circumstances referred to above, owners of beneficial interests in global security certificates:

•	will not be entitled to have the Corporate Units or the Treasury Units represented by these global security certificates registered in their names; and

•
will not be considered to be owners or holders of the global security certificates or any Corporate Units or Treasury Units represented by these certificates for any purpose under the Corporate Units, Treasury Units or the purchase contract and pledge agreement.

All payments on the Corporate Units and Treasury Units represented by the global security certificates and all transfers and deliveries of related Notes, Treasury securities and common stock will be made to the depository or its nominee, as the case may be, as the holder of the securities.
Ownership of beneficial interests in the global security certificates will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with the depository or its nominee. Ownership of beneficial interests in global security certificates will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depository or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Procedures for settlement of purchase contracts on the purchase contract settlement date or upon early settlement will be governed by arrangements among the depository, participants and persons that may hold beneficial interests through participants designed to permit settlement without the physical movement of certificates. Payments, transfers, deliveries, exchanges and other matters relating to beneficial interests in global security certificates may be subject to various policies and procedures adopted by the depository from time to time. None of us, the purchase contract agent or any agent of us or the purchase contract agent will have any responsibility or liability for any aspect of the depository’s or any participant’s records relating to, or for payments made on account of, beneficial interests in global security certificates, or for maintaining, supervising or reviewing any of the depository’s records or any participant’s records relating to these beneficial ownership interests.
Although the depository has agreed to the foregoing procedures in order to facilitate transfers of interest in the global security certificates among participants, the depository is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. We will not have any responsibility for the performance by the depository or its direct participants or indirect participants under the rules and procedures governing the depository.
The information in this section concerning the depository and its book-entry system has been obtained from sources that we believe to be reliable, but we have not attempted to verify the accuracy of this information.

DESCRIPTION OF THE REMARKETABLE SENIOR NOTES
General

The Notes are our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. Additional information about our current outstanding indebtedness and the relative priorities of our indebtedness is described below under “—Ranking.”
The Notes are in fully registered form only, without coupons. Any Notes that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the indenture trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants, as described below under “—Book-Entry Issuance—The Depository Trust Company.” The authorized denominations of the Notes will be $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive Notes in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts—Termination” above, we will issue upon request the purchase contract agent Notes in denominations of $50 and integral multiples thereof. Except in certain circumstances described below, the Notes that are issued as global securities will not be exchangeable for Notes in definitive certificated form.
Each Corporate Unit includes a 1/20, or 5%, undivided beneficial ownership interest in a Note having a principal amount of $1,000 that corresponds to the stated amount of $50 per Corporate Unit.
The Notes will not be subject to a sinking fund provision and, prior to the purchase contract settlement date, will not be subject to discharge or defeasance. After the purchase contract settlement date, the Notes will be subject to discharge and defeasance as described in the indenture. The entire principal amount of the Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on November 1, 2025 (subject to our ability to move up the maturity date in connection with a remarketing as described below under “—Remarketing”). As described below under “—Put Option upon Failed Remarketing,” holders will have the right to require us to purchase their Notes under certain circumstances. Except for the limitation on issuance of secured debt as described below under “—Limitation on Secured Debt” and as set forth under “—Put Option upon Failed Remarketing,” the indenture does not contain any financial covenants or restrict us from paying dividends, making investments, incurring indebtedness or repurchasing our securities. Except for the covenants described under “—Consolidation, Merger or Sale,” the indenture does not contain provisions that afford holders of the Notes protection in the event we are involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The indenture limits our incurrence of Secured Debt as described above, but does not limit our ability to issue or incur other debt or issue preferred stock.
The Notes were initially offered in the principal amount of $1,300,000,000. The existing Notes and any new Notes having the same terms as the Notes offered hereby subsequently issued under the indenture will be treated as a single class for all purposes under the indenture, including, without limitation, voting waivers and amendments.
We will not pay any additional amounts to holders of the Notes that are not U.S. persons in respect of any tax, assessment or governmental charge.
Ranking
The Notes were issued by us under an indenture (the “base indenture”) dated as of April 9, 2001 between us and The Bank of New York Mellon Trust Company, N.A. (referred to herein as the “indenture trustee”), as supplemented by a supplemental indenture, the terms of which are described in this prospectus supplement (the “supplemental indenture” and, together with the base indenture, the “indenture”). We may issue under the base indenture additional debt securities that rank on parity with the Notes.

The Notes will be our unsecured and unsubordinated obligations and will rank on a parity in right of payment with all of our other unsecured and unsubordinated indebtedness from time to time outstanding. The Notes will be effectively subordinated to all liabilities of our subsidiaries.
Because we are a holding company and conduct all of our operations through our subsidiaries, our ability to meet our obligations under the Notes is dependent on the earnings and cash flows of those subsidiaries and the ability of those subsidiaries to pay dividends or to advance or repay funds to us. Holders of the Notes will generally have a junior position to claims of creditors of our subsidiaries, including trade creditors, debtholders, secured creditors, taxing authorities, guarantee holders and any preferred stockholders. The provisions of the indenture do not limit the amount of indebtedness or preferred stock issuable by our subsidiaries. We and our subsidiaries expect to incur additional indebtedness from time to time.
Principal and Interest
The Notes will initially mature on November 1, 2025 (the “stated maturity date”) and will initially bear interest from the date of original issuance at the rate of 2.25% per annum. In connection with a successful remarketing, we may shorten the stated maturity date of the Notes to any date not earlier than November 1, 2024. Subject to the changes to the interest payment dates made pursuant to a successful remarketing, interest will be payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”), commencing on February 1, 2020, and at maturity. Subject to certain exceptions, the indenture provides for the payment of interest on an interest payment date only to persons in whose names the Notes are registered at the close of business on the record date; which will be the close of business on the 15th day of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls (whether or not a business day). Notwithstanding the foregoing, any interest payable at maturity will be paid to the person to whom principal is payable. Interest will be calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed in a 30-day month. However, if we remarket the Notes as floating-rate notes, without the consent of any holder of Notes we may modify the basis on which interest will be calculated after the optional remarketing settlement date or the purchase contract settlement date, as applicable, to conform to the market convention applicable to floating-rate notes using the same interest rate index.
Except as described under “—Book-Entry Issuance—The Depository Trust Company” below, and notwithstanding anything to the contrary in the accompanying prospectus, payment of interest on the Notes will be made by check mailed to the address of the person entitled thereto as shown on the security register or, if the holder timely so requests, by a wire transfer to the account designated by the holder by a prior written notice.
If any interest payment date, redemption date, maturity date or the date (if any) on which we are required to purchase the Notes is not a business day, then the applicable payment will be made on the next succeeding day that is a business day, and no interest will accrue or be paid in respect of such delay. If we remarket the Notes as floating-rate notes, without the consent of any holder of Notes we may modify the interest payment dates to provide that if any February 1, May 1, August 1 and November 1 is not a business day, the relevant interest payment date shall be the immediately succeeding business day. “Business day,” for purposes of the indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in the City of New York, New York are generally authorized or required by law, regulation or executive order to remain closed.
The interest rate on the Notes may be reset in connection with a successful remarketing, as described below under “—Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and the Notes will continue to bear interest at the initial interest rate, all as described below under “—Interest Rate Reset.” Except in the case of a failed final remarketing or when the Notes are remarketed as floating-rate notes, interest on the Notes following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.
Remarketing

The Notes will be remarketed as described under “Description of the Purchase Contracts—Remarketing.”
In consultation with the remarketing agent and without the consent of any holders of Notes, we may elect in connection with a remarketing (but shall not be required to elect) to:

•	move up the maturity date of the Notes to a date earlier than November 1, 2025 but not earlier than November 1, 2024;

•	reset the interest rate on the Notes as described below and under “—Interest Rate Reset” below; and

•
remarket the Notes as fixed-rate notes or floating-rate notes and, in the case of floating-rate notes, provide that the interest on the Notes will be equal to an interest rate index determined by us plus a spread determined by the remarketing agent, in consultation with us, in which case interest on the Notes may be calculated on the basis of a 365 day year and the actual number of days elapsed (or such other basis as is customarily used for floating-rate notes bearing interest at a rate based on such interest rate index).

All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the settlement date for the remarketing, and will apply to all Notes, whether or not included in the remarketing. If we conduct an optional remarketing that is not successful, we may make different elections for the final remarketing period.
We will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of the Notes to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless we conduct any remarketing in accordance with an exemption under the securities laws).
In order to remarket the Notes, the remarketing agent, in consultation with us, may reset the interest rate on the Notes (either upward or downward) or, if the Notes are remarketed as floating-rate notes, determine the interest rate spread applicable to the Notes, in order to produce the required price in the remarketing, as discussed under “Description of the Purchase Contracts—Remarketing.” The Notes will not be redeemable at our option after a successful remarketing (in which case the provisions described under “—Redemption at Our Option” and “—Redemption Procedures” below will no longer apply to the Notes).
Except in the case of Notes remarketed as floating-rate notes or in the case of a failed final remarketing, interest on the Notes following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.
Remarketing of Notes That Are Not Included in Corporate Units
At any time after we give notice of a remarketing (other than during a blackout period), holders of Notes that do not underlie Corporate Units may elect to have their Notes remarketed in such remarketing in the same manner as Notes that underlie Corporate Units by delivering their Notes along with a notice of this election to the custodial agent. The custodial agent will hold the Notes separate from the collateral account in which the pledged securities will be held. Holders of Notes electing to have their Notes remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of a successful remarketing during the optional remarketing period, each holder of separate Notes that elects to have its Notes remarketed will receive, for each $1,000 principal amount of Notes sold, the remarketing price per Note. The “remarketing price per Note” means, for each $1,000 principal amount of Notes, an amount in cash equal to the quotient of the Treasury portfolio purchase price divided by the number of Notes having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For the purposes of determining the proceeds that the remarketing agent will seek to obtain for the Notes in an optional remarketing, the “separate Notes purchase price” means the amount in cash equal to the product of (1) the remarketing price per Note, multiplied by (2) the number of Notes having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate Notes that elects to have its Notes remarketed will receive an amount, for each $1,000 principal amount of Notes, equal to $1,000 in cash. Any accrued and unpaid interest on such Notes will be paid in cash by us on the purchase contract settlement date.
Interest Rate Reset
In the case of a successful remarketing, the interest rate on the Notes may be reset or, if the Notes are remarketed as floating-rate notes, may be changed to a floating rate equal to an interest rate index selected by us plus a reset spread, on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the third business day following the optional remarketing date (or, if the remarketed Notes are priced after 4:30 p.m. New York time on the optional remarketing date, the fourth business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate or, if the Notes are remarketed as floating-rate notes, the reset spread, will be the interest rate or spread, as the case may be, determined by the remarketing agent, in consultation with us, as the rate or spread, as the case may be, the Notes should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate Notes purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate or reset spread, as the case may be, will be the interest rate or spread determined by the remarketing agent, in consultation with us, as the rate the Notes should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the Notes being remarketed. In any case, a reset rate or the applicable interest rate index plus the reset spread may be higher or lower than the initial interest rate of the Notes depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate or the applicable interest rate index plus the reset spread exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on the Notes remarketed as fixed-rate notes will be payable on a semi-annual basis.
If the Notes are not successfully remarketed, the interest rate will not be reset and the Notes will continue to bear interest at the initial annual interest rate of 2.25%.
The remarketing agent is not obligated to purchase any Notes that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of Notes for remarketing.
Put Option upon Failed Remarketing
If the Notes have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of Notes will have the right to require us to purchase their Notes on the purchase contract settlement date, upon at least two business days’ prior notice in the case of Notes that are not included in Corporate Units, at a price equal to the principal amount of such Notes. In such circumstances, holders of Notes that underlie Corporate Units will be deemed to have exercised such put right as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.
Redemption at Our Option
We may redeem the Notes at our option only if there has been a failed final remarketing. In that event, any Notes that remain outstanding after the purchase contract settlement date will be redeemable on or after November 1, 2024 at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. We may at any time irrevocably waive the right to redeem the Notes for any specified period (including the remaining term of the Notes). We may not redeem the Notes if the Notes have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Notes for all interest periods terminating on or prior to the redemption date. Following a successful remarketing of the Notes, the Notes will cease to be redeemable at our option.
Redemption Procedures
We will send notice of any optional redemption to the registered holder of the Notes being redeemed not less than 30 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price and that on the redemption date, the redemption price will become due and payable and that Notes called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). Prior to the redemption date, we will deposit with the paying agent or the indenture trustee money sufficient to pay the redemption price of the Notes to be redeemed on that date. If we redeem less than all of the Notes, and the Notes are issued as global securities, the Notes to be redeemed will be selected by DTC in accordance with applicable DTC procedures. If the Notes to be redeemed are not issued as global securities, the indenture trustee will choose the Notes to be redeemed by lot or in any manner that it may deem fair and appropriate.

In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, if you hold Notes as part of Corporate Units you will be deemed to exercise your option to put the Notes to us unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts—Notice to Settle with Cash,” and we will apply the put price against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the Notes, but we do not have to give you prior notice or follow any of the other redemption procedures.
We may block the transfer or exchange of (i) all Notes during a period beginning 15 days prior to the date on which notice of selection of the Notes for optional redemption is given and ending on the day the relevant notice of redemption is sent or (ii) any Note being redeemed, except with respect to the unredeemed portion of any Note being redeemed solely in part.
Events of Default
An event of default with respect to the Notes will be any of the following events:
(1) failure to pay interest on the Notes, or any additional amounts payable with respect thereto, for 30 days after payment is due;
(2) failure to pay principal or any premium on the Notes, or any additional amounts payable with respect thereto, when due;
(3) failure to pay any sinking fund installment or analogous payment when due;
(4) failure to perform, or breach of, any other covenant or warranty or obligation of DTE Energy in the indenture for 60 days after we are given written notice by the trustee or we and the trustee are given written notice by the registered owners of at least 25% in principal amount of the Notes;
(5) default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by DTE Energy (including a default with respect to any other series of debt securities issued under the indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by DTE Energy (or the payment of which is guaranteed by DTE Energy), whether such indebtedness or guarantee exists on the date of the indenture or is issued or entered into following the date of the indenture, if:

•	either:

•	such default results from failure to pay any such indebtedness when due and such defaulted payment has not been made, waived or extended within 30 days of such payment default; or

•
as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity and such indebtedness shall not have been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration; and

•
the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates to at least $40 million;

(6) certain events of bankruptcy, insolvency, reorganization, receivership or liquidation relating to DTE Energy; or
(7) we fail to pay the purchase price of any Note on the purchase contract settlement date, if required under “—Put Option upon Failed Remarketing” above.
If an event of default with respect to the Notes occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the Notes may declare the principal amount of the Notes to be due and payable immediately. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the Notes may, under certain circumstances, rescind and annul the acceleration. If an event of default occurs pertaining to certain events of bankruptcy, insolvency or reorganization specified in the indenture as described in paragraph (6) above, the principal amount and accrued and unpaid interest and any additional amounts payable in respect of the Notes, or a lesser amount as provided for in the Notes, will be immediately due and payable without any declaration or other act by the trustee or any holder.
The indenture provides that within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee must transmit to the holders of the Notes, in the manner set forth in the indenture, notice of the default known to the trustee, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any) or interest or any additional amounts or in the payment of any sinking fund installment with respect to, any Note, the trustee may withhold such notice if and so long as the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee has in good faith determined that the withholding of such notice is in the interest of the holders of Notes. In addition, in the case of any event of default described in paragraph (4) above, no such notice to holders will be given until at least 30 days after the occurrence of the event of default.
If an event of default occurs and is continuing with respect to the Notes, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of Notes by all appropriate judicial proceedings.
The indenture further provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities, unless that requesting holder has offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the Notes.
The indenture provides that no holder of any Note will have any right to institute any proceeding with respect to the indenture for the appointment of a receiver or for any other remedy thereunder unless:

•	that holder has previously given the trustee written notice of a continuing event of default;
•
the holders of 25% in aggregate principal amount of the outstanding Notes have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with such request; and

•
for 60 days after receipt of such notice, the trustee has failed to institute any such proceeding and no direction inconsistent with such request has been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of outstanding Notes.

Furthermore, no holder will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders.
However, each holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right.
Under the indenture, we are required to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event that after notice or lapse of time or both would constitute an event of default.
The holders of a majority in principal amount of outstanding Notes may waive a default or Event of Default, other than a default in the payment of principal of, or interest on, the Notes (including the redemption price or purchase price of the Notes, if applicable), or a default or Event of Default with respect to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.
If any portion of the amount payable on the Notes upon acceleration is considered by a court to be unearned interest, the court could disallow recovery of such portion.
Limitation on Secured Debt
We have agreed that we will not create, issue, incur or assume any Secured Debt (as defined below) without the consent of the holders of a majority in principal amount of the outstanding debt securities of all series with respect to which this covenant is made, considered as one class; provided, however, that the foregoing covenant will not prohibit the creation, issuance, incurrence or assumption of any Secured Debt if we either:

•	secure all debt securities then outstanding with respect to which this covenant is made equally and ratably with the Secured Debt; or

•
deliver to the trustee bonds, notes or other evidences of indebtedness secured by the Lien (as defined below) which secures the Secured Debt in an aggregate principal amount equal to the aggregate principal amount of the debt securities then outstanding with respect to which this covenant is made and meeting certain other requirements in the indenture.

“Debt” means:

•	indebtedness for borrowed money evidenced by a bond, debenture, note or other written instrument or agreement by which we are obligated to repay such borrowed money; and

•	any guaranty by DTE Energy of any such indebtedness of another person.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).
“Secured Debt” means Debt created, issued, incurred or assumed by DTE Energy that is secured by a Lien upon any shares of stock of any Significant Subsidiary, as defined in Regulation S-X of the rules and regulations under the Securities Act, whether owned at the date of the initial authentication and delivery of the debt securities of any series or thereafter acquired.
Consolidation, Merger or Sale
We will agree not to merge or consolidate with any other person or sell or convey all or substantially all of our assets to any person unless (i) either we are the continuing entity, or the successor entity (if other than us) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes the due and punctual payment of the principal of and interest on the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture in form satisfactory to the indenture trustee, executed and delivered to the indenture trustee by such corporation, and (ii) we or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.
In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation will succeed to and be substituted for us, with the same effect as if it had been named as us in the indenture and (other than in the case of a lease), we will be discharged of all of our obligations and covenants under the indenture and the Notes.
The indenture does not prevent or restrict any conveyance or other transfer, or lease, of any part of our assets that does not constitute all, or substantially all, of our assets.
Modification of Indenture
DTE Energy and the trustee may generally modify certain provisions of the indenture with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series affected by the modification, except that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

•
change the stated maturity of the principal of, or any installment of principal of, or any premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;

•	reduce the principal amount of, or premium or interest on, or any additional amounts with respect to, any debt security issued under the indenture;
•
change the place of payment or the coin or currency in which any debt security issued under that indenture or any premium or any interest on that debt security or any additional amounts with respect to that debt security is payable;

•	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required under the indenture in order to take certain actions;
•	change any of our obligations to maintain an office or agency in the places and for the purposes required by the indenture;
•	if the debt securities are convertible or exchangeable, modify the conversion or exchange provision in a manner adverse to holders of that debt security;
•	in the case of a subordinated debt security, modify any of the subordination provisions in a manner adverse to holders of that debt security;
•
impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt securities issued under that indenture or, in the case of redemption, exchange or conversion, if applicable, on or after the redemption, exchange or conversion date or, in the case of repayment at the option of any holder, if applicable, on or after the date for repayment; or

•	modify any of the above provisions or certain provisions regarding the waiver of past defaults or the waiver of certain covenants, with limited exceptions.
In addition, we and the trustee may, without the consent of any holders, modify provisions of the indenture for certain purposes, including, among other things:

•	evidencing the succession of another person to DTE Energy and the assumption by any such successor of the covenants of DTE Energy in the indenture and in the debt securities;
•
adding to the covenants of DTE Energy for the benefit of the holders of debt securities (and if such covenants are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or surrendering any right or power herein conferred upon DTE Energy with respect to the debt securities;

•
adding any additional events of default with respect to the debt securities (and, if such event of default is applicable to less than all series of debt securities, specifying the series to which such event of default is applicable);

•
adding to or changing any provisions of the indenture to provide that bearer debt securities may be registrable, changing or eliminating any restrictions on the payment of principal of (or premium, if any) or interest on or any additional amounts with respect to bearer debt securities, permitting bearer debt securities to be issued in exchange for registered debt securities, permitting bearer debt securities to be issued in exchange for bearer debt securities of other authorized denominations or facilitating the issuance of debt securities in uncertificated form provided that any such action shall not adversely affect the interests of the holders of the debt securities in any material respect;

•	establishing the form or terms of debt securities of any series;
•	evidencing and providing for the acceptance of appointment of a successor trustee and adding to or changing any of the provisions of the indenture to facilitate the administration of the trusts;
•
curing any ambiguity, correcting or supplementing any provision in the indenture that may be defective or inconsistent with any other provision therein, or making or amending any other provisions with respect to matters or questions arising under the indenture which shall not adversely affect the interests of the holders of debt securities of any series in any material respect;

•	modifying, eliminating or adding to the provisions of the indenture to maintain the qualification of the indenture under the Trust Indenture Act as the same may be amended from time to time;
•
adding to, deleting from or revising the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of debt securities, as therein set forth;

•	modifying, eliminating or adding to the provisions of any security to allow for such security to be held in certificated form;
•	securing the debt securities;
•	making provisions with respect to conversion or exchange rights of holders of securities of any series;
•
amending or supplementing any provision contained therein or in any supplemental indenture, provided that no such amendment or supplement will adversely affect the interests of the holders of any debt securities then outstanding in any material respect; or

•	modifying, deleting or adding to any of the provisions of the indenture other than as contemplated above.
The holders of at least 66 2/3% in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of the holders of all debt securities of that series, waive our compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of debt securities of any series issued under the indenture may, on behalf of all holders of debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except:

•	payment default with respect to debt securities of that series; or

•	a default of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series.
In addition to the provisions set forth above, without the consent of any holders of Notes, we and the indenture trustee may from time to time amend and/or supplement the indenture and the Notes for the following purposes:

•
to set forth the terms of the Notes following a successful remarketing, including to incorporate the reset interest rate or floating rate and reset spread and, if applicable, semi-annual interest payment dates and the modified maturity date, and to eliminate the Notes’ optional redemption provisions; and

•
to conform the terms of the indenture and the Notes to the descriptions thereof contained in the “Description of the Remarketable Senior Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary prospectus supplement for the Equity Units, as supplemented and/or amended by the related pricing term sheet.

In addition to the limitations set forth above, no modification or amendment may, without the consent of the holder of each Note affected thereby:

•	modify the put right of holders of the Notes upon a failed remarketing in a manner materially adverse to the holders; or

•	modify the remarketing provisions of the Notes in a manner materially adverse to the holders.
For the avoidance of doubt, the immediately preceding sentence will not limit our ability to modify the terms of the Notes in connection with a remarketing that is made in accordance with the terms of the indenture.
A supplemental indenture that changes or eliminates any covenant or other provision of the indenture expressly included solely for the benefit of holders of securities other than the Notes, or which modifies the rights of the holders of securities other than the Notes with respect to such covenant or other provision, will be deemed not to affect the rights under the indenture of the holders of the Notes.
Title
Prior to due presentment for registration of transfer of any Note, we, the indenture trustee and any agent of ours or the indenture trustee may deem and treat the person in whose name such Note is registered as the absolute owner of such Note (whether or not payments in respect of such Note are overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or an account of the principal of and interest on such Note and for all other purposes; and neither we nor the indenture trustee nor any agent of ours or the indenture trustee will be affected by any notice to the contrary.
Governing Law
The indenture and the Notes provide that they will be governed by and for all purposes construed in accordance with the laws of the State of New York.
The Indenture Trustee
The trustee under the indenture will be The Bank of New York Mellon Trust Company, N.A. We and certain of our affiliates maintain banking and credit relationships with The Bank of New York Mellon Trust Company, N.A.

The Bank of New York Mellon Trust Company, N.A. and its affiliates have purchased, and are likely to purchase in the future, our securities and securities of our affiliates.

Book-Entry Issuance—The Depository Trust Company
The Notes that form a part of the Corporate Units will be issued in fully registered form and will be registered in the name of the purchase contract agent. The Notes that do not form a part of the Corporate Units will be evidenced by one or more global notes registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. Such global notes will be deposited with the indenture trustee as custodian for DTC.
Purchases of the Notes under the DTC system must be made by or through direct participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each Note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participant through which they purchased the Notes. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.
To facilitate subsequent transfers, all Notes deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Notes; DTC’s records reflect only the identity of the direct participants to whose accounts the Notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Notices will be sent to DTC.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the voting or consenting rights of Cede & Co. to those direct participants to whose accounts the Notes are credited on the record date. We believe that these arrangements will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a registered holder of the Notes.
Payments of principal and interest on the Notes will be made to Cede & Co. (or such other nominee of DTC). DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the indenture trustee, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of each participant and not of DTC, the indenture trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or other such nominee of DTC) is our responsibility. Disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.
In a few special situations described below, a book-entry security representing the Notes will terminate and interests in it will be exchanged for physical certificates representing the Notes. After that exchange, the choice of whether to hold securities directly or in street name will be up to you. You must consult your bank, broker or other financial institution to find out how to have your interests in the Notes transferred to your name, so that you will be a direct holder.
The special situations for termination of a global security representing the Notes are:

•
DTC notifies us that it is unwilling or unable to continue as depository for that global security or DTC ceases to be a “clearing agency” registered under the Exchange Act and we are unable to find a qualified replacement for DTC within 90 days; or

•
any Event of Default with respect to the Notes has occurred and is continuing, or any other event has occurred and is continuing, which after notice or lapse of time, would become an Event of Default with respect to the Notes, and any beneficial owner requests that its beneficial interest be exchanged for a physical certificate.

With respect to the Notes, this paragraph replaces the antepenultimate and penultimate paragraphs of the “Book-Entry Securities” section of the accompanying prospectus in their entirety.
DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving us or the indenture trustee reasonable notice. In the event no successor securities depository is obtained, certificates for the Notes will be printed and delivered.
The information in this section concerning DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for the accuracy of this information.
The indenture trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among direct participant of DTC or beneficial owners of interests in any Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
None of the Purchase Contract Agent, the indenture trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by DTC.